UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2024

Lantern Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1920 McKinney Avenue, 7th Floor Dallas, Texas 75201
(Address of principal executive offices)

(972) 277-1136
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $0.0001	LTRN	Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2024, the Board of Directors of Lantern Pharma Inc. (the “Company”) approved an amendment to the Company’s By-laws (the “By-laws”), effective immediately. The amendment modified the provisions for determining the authorized number of directors. The first sentence of Section 3.02 of the By-laws previously stated:

“The Board of Directors shall consist of not less than three (3) and not more than nine (9) directors as fixed from time to time solely by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies adopting an amendment to these by-laws setting forth the number of directors therein.”

Pursuant to the amendment, the first sentence of Section 3.02 of the By-Laws has been amended to state:

“The Board of Directors shall consist of not less than three (3) and not more than nine (9) directors as fixed from time to time by resolution of the Board of Directors.”

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 3.2	Amendment No. 1 to Bylaws of Lantern Pharma Inc.	Filed Electronically herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTERN PHARMA INC.

Dated: May 24, 2024	/s/ David Margrave
David Margrave,
Chief Financial Officer